SHENZHEN CITY REAL ESTATE LEASING AGREEMENT




















   COPY RIGHT BY DEPARTMENT OF URBAN PLANNING AND LAND RESOURCE, SHENZHEN CITY
                          REAL ESTATE LEASING AGREEMENT

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Leaser:  Shenzhen Wondial communication Technology Ltd. Company
Address: No. 29 Nan Shan Road
         Nan Shan  High-tech Industrial Park, ShenZhen, China
Zip: 518057
Agency:
Address:
Zip:


Renter: Shanghai Sheng Bang Inspection Limited, ShenZhen Division
Address: 2/F ShuTaik Building
         Ba Lin Hui Rd, FuTian District, ShenZhen, China
Zip: 518029
ID Number:
Agency:
Address:
Zip:


According to the contract Law of People Republic of China, Real estate management Law of People Republic of China and Real Estate of ShenZhen economic Zoom, Leaser and Renter agreement to make this contract.

Clause 1 Leaser will rent the No.29 Keji South Road, Unit 1 and Unit 2, NanShan District to Renter. The Square foot of total is 3895.35, total is 3 floors.

            Leaser: Shenzhen Wondial communication Technology Ltd. Company Real Estate Certificate or the ownership/ the other effective certificates, codes: ShenNan Chen Dang Yan Zi The useless of space:
            Office and Operation

Clause 2 The rent fee for each unit, each square foot and each month will account by RMB 146679.5.

Clause 3 The renter will pay the deposit before 09/15/2003, total amount will be RMB146679.5.

Clause 4 The renter will pay the leasing fee by fifth of each Month, when the leaser get the pay check, he/she would give the effective receipt.

Clause 5 The renter has the right to use the space from 09/16/2003 to 11/15/2006. The above contract can't beyond usage of the property, it is not become effective for the beyond part. If it causes any damage, both parties have contract, otherwise the leaser must take care of that.

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Clause 6    Leaser should rent this space through the legal perspective. The renter must use the space by legal usage, no right to change to another usage.

            If Renter wants to change the usage, it must be approved by Leaser. And also under some of regulations and rules, Renter should apply change the usage, after approval he can change the usage according his application file.

Clause 7 The Leaser will rent the space to renter by 09/15/2003, at same time all law regulations will be done. If Leaser can't provide the space to renter according to the contract timing, renter can ask to extend this contract. And also both parties should report to registration department.

Clause 8 When the leaser release the property, both parties should confirm the subsidiary facilities and current condition, it will explain at the attachment.

Clause 9 When the leaser releases the property, leaser can get the rental fee no more than three months deposit, total is RMB293359.

            When the renter pays the deposit, the leaser will give the receipt. The condition for leaser to return the deposit to renter:

            1.    After discussion to cancel the contract

            2. During the rent period, renter doesn't make the damage to the facility.

            3.    Renter pay the rent fee every month

It includes all three items above. One of the situations happen, leaser can refuse to pay the deposit back to renter:

            1.    Renter doesn't pay the rent by monthly.

            2. During the rent period, renter makes the huge damage to the facility, it might not fixable.

Clause 10   during the leasing, leaser should pay the expenditure fee of property usage, and tax of the property usage, management fee of property usage, renter will on time to pay the utility fees, such as power, water, management fees.

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Clause 11   The Leaser must make sure that the rental agreement of the real estate and the subsidiary facilities must fulfill its usage objective, and guarantee its safety according to the law regulations. If the Renter suffered physical injury or property loss due to the carelessness of the Leaser, the Renter has the right to obtain compensation from the Leaser.

Clause 12   The Renter must not involve any illegal activities within the property, and the Leaser cannot interrupt any legal activities that are carried out by the Renter.

Clause 13   During the lease period, if there are damaged property or
            malfunction facilities that are not the Renter responsibility, the Renter must inform the Leaser immediately so that restoration or repair will be carried out and avoid bigger problem. The Leaser must restore or repair the report damaged property or malfunction facilities within 2 days, or ask the Renter to fix it. If the Renter cannot contact the Leaser, or the Leaser cannot fix the problems within 2 days, the Renter is authorized to fix the problems according to the contract.

            If the damaged property or malfunction facilities are considered emergency, the Renter must fix the problem for the Leaser right away, and inform the Leaser about the situation.

            The two restoration and repair expenses above (include the expenses spend on restoration and repair to avoid bigger problem) is paid by the Leaser. If there are damaged property or malfunction facilities and the Renter does not carry out the duties mentioned above, does not inform the Leaser immediately, or does not carry out an effective way to avoid the problems, the Renter has to bear the responsibility and pay the restoration or repair expenses.

Clause 14   If there are damaged property or malfunction facilities due to the wrongful use of the Renter, the renter must inform the Leaser immediately and is responsible for the restoration and repair. If the Renter refuses to carry out the restoration or repair, the Leaser will have to do the fixing according to the memorandum in the contract, and the Renter has to pay all the expenses.

Clause 15   During the lease period, any restoration, expansion, or redecoration of the property must be agreed and signed on a new agreement by both parties.

            All changes in the agreement must be approved by the authorities.


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Clause 16

            ( ) During the lease period, the Renter can sublet partial or the whole property to third party, and finish the application procedures in the Leaser management department. The sub lease period must not be longer than the original lease period.

            ( ) The Renter cannot sub let partial or whole property to third party. During the lease period, if the Leaser approves, the Renter can sub let partial or whole property to third party by finishing the application procedures in the Leaser management department. However, the sub lease contract cannot be longer than the original leaser period.

            ( ) During the lease period, the Renter is not allowed to sub let partial or whole property to third party.

            (There are three selections above, put a "v" mark on the selected one, which is also agreed by both parties)

Clause 17   During the lease period, if the Leaser wants to sell partial or whole property, the Leaser has to inform the Renter in a written form letter a month before. The Renter has the initiative right to buy the property.

            If the Leaser sold the property to third party, the Leaser is responsible to inform or guarantee the buyer to carry out this initial agreement lease.

Clause 18   During the lease period, the contract can be changed or terminated if any of the following situations happen:

            (1)   Any unsolved problems that cause break off of the contract;

            (2) The government wants to use, buy, recall, or tear down the property;

            (3)   Both the Leaser and Renter reach an agreement.

Clause 19   If happen any of the following situations, the Leaser can

            (V)   Ask for compensation from the Renter

            (X)   Refuse to return the deposits

            (X)   The Renter agreed to pay --- amount.

            (There are three selections above, put a "v" mark on the selected one, which is also agreed by both parties)

            Situations:

            (1)   the Renter owe the rental more than 15 days (half month);

            (2) the Renter owe the expenses that cause the loss of the Leaser of ____ amount;


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            (3)   the Renter carry out illegal activities in the property,
                  damaged the facilities or cause the loss of other people;

            (4) the Renter changes the construction without approval by the Leaser or authorities;

            (5) The Renter violates the Clause 14 in this agreement, refuse to bear the responsibility of restoration/repair, or refuse to pay the expenses, and cause serious damaged property or malfunction facilities.

            (6) the Renter restore or redecorate the property without approval by the Leaser or authorities

            (7) the Renter sub let the property to third party without approval by the Leaser

            The Leaser can ask for compensation or change/terminate the contract agreement if any of the above situations happen.

Clause 20   if any of the following situations happens, the Renter can

            (V)   Request fine or penalty

            (X)   Request fine or penalty that is doubling the deposits

            (X)   Leaser pays fine or penalty for ____ amount (Yuen)

            (There are three selections above, put a "v" mark on the selected one, which is also agreed by both parties)

            (1) Leaser delay the property releasing for more than 15 days (half month);

            (2)   Leaser break the Clause 11

            (3)   Leaser break the Clause 13

            (4) Leaser restore, redecorate or expand the property without approval by the Renter and authorities

            The Renter can ask for compensation and change or terminate (the Renter must inform the Leaser in a written form after receiving the compensation and return the property to the Leaser) the contract agreement if any of the above situations happen.

Clause 21   When the contract is ended, Renter shall move out the rental property within 10 days since the day the contract is ended. In addition, Renter shall insure that the rental property and its subsidiary facilities are as good as they were (except the depreciation parts). Furthermore, Renter shall pay all necessary closing or ending contract expenditures that are belong to Renter.

            If Renter cannot move out of rental property within days that specified in the paragraph one of Clause 1, Leaser has the legal right to collect the rental property back and request a fine which is doubling the original rent from Renter.

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Clause 22   If Renter will renew the contract after it is ended, Renter shall notify Leaser 1 month before this contract is ended; In addition, the current Renter in this contract has the priority to renew the contract.

            Both parties shall re-establish the contract if they want to renew this current contract, and they shall re-register the new contract to legal bureau.


Clause 23   Both parties shall practice in faith carrying out this agreement.
            Each party shall have the obligation to insure fulfillment of each clause in this agreement, or they will be responsible for breaking any clause in this agreement.

Clause 24   Any additional clause that is not in this agreement, both parties shall settle it and attach it in the attachment page of this agreement, and this attachment is also a legal part of this agreement once both parties sign and stamp on this attachment(s) and on this agreement.

Clause 25   Any dispute that is resulted by this agreement shall be solved by negotiation between both parties. Any dispute that cannot be solved by negotiation, it shall transfer to legal bureau for settlement. If this still cannot be solved, then this dispute shall transfer to following bureau for arbitration:

              [_]   Shenzhen Arbitration Committee
              [_]   China International Economic Trade Arbitration Committee,
              [_]   Shenzhen district.
                    Courts

Clause 26   This agreement will be effective as it is signed by both parties.
            Both parties shall register to related legal bureau within 10 days since the date this agreement is signed.

Clause 27   The formal copy of this agreement is Chinese version.

Clause 28   This agreement has 3 original copies, one copy for Leaser, one copy for Renter, and one copy for contract registration bureau.

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(Attachment one)


      1.    Leaser lease the following rental property to Renter:

            The portion of 1st floor, and 2nd, and 6th floor
            Shenzhen High-tech Industrial Park
            Shenzhen Blvd, Shenzhen, P.R. China

            Whereas the total rental size is 3895.35 square feet (1st floor has 748.45 square feet, 2nd floor has 1573.45 square feet, and 6th floor has 1573.45 square feet). The rent also includes property management expenditure, air-conditioning maintenance expenditure, and lifter expenditure.

      2. By signing this agreement, Renter shall pay Leaser deposit which is equal to Renter's two-months rent.

      3. The Leaser allows the Renter to have two months of restoration period (September 16, 2003 to November 15, 2003). The Renter does not have to pay the Rental during the restoration period.

      4. The Leaser agrees not to reconstruct or remodel the current rental property. If for any reason the Leaser has to reconstruct the property and causing the Renter to be unable to work or work normally, the Leaser has to bear the responsibility.

      5. If the Renter need to use another power supply, both parties have to agree and sign another agreement

      6.    All clauses within the appendix are as effective as the agreement.